As filed with the Securities and Exchange Commission on July 2, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMURON LIMITED
(Exact Name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 3, 62 Lygon Street

Carlton South, Victoria, 3053, Australia 3053
Tel: +61 (0) 398 245 254
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204, Newark, DE 19711

Tel: (302) 738-6680
(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Darrin M. Ocasio, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Tel: (212) 930-9700

Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $15,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, in the form of American Depositary Shares, or ADSs, preference shares, warrants to purchase ordinary shares, in the form of ADSs and a combination of such securities, separately or as units, in one or more offerings; and

●	an Offering Agreement prospectus covering the offering, issuance, and sale of ADSs representing the registrant’s ordinary shares that may be issued and sold from time to time under an at-the-market offering agreement, or the Offering Agreement, between the registrant and H.C. Wainwright & Co., LLC, or Wainwright, in an aggregate amount of up to $2,069,083.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the ADSs under the Offering Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the ADSs to be issued and sold under the Offering Agreement are specified in the Offering Agreement prospectus that immediately follows the base prospectus. The $2,069,083 of ADSs that may be offered, issued, and sold under the Offering Agreement prospectus is included in the $15,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Offering Agreement, any portion of the $2,069,083 included in the Offering Agreement prospectus that is not sold pursuant to the Offering Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Offering Agreement, the full $2,069,083 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 2, 2024

PROSPECTUS

$15,000,000
American Depositary Shares Representing Ordinary Shares
Preference Shares
Warrants
Units

We may offer, issue and sell from time to time up to $15,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, in the form of American Depositary Shares, or ADSs, preference shares, warrants to purchase ordinary shares, in the form of ADSs and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents 40 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ADSs, ordinary shares, preference shares, warrants, and units, collectively, as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can More Find Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. For more information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 19.

Our American Depositary Shares (each, an “ADS” and, collectively the “ADSs”) are listed on The Nasdaq Capital Market under the symbol “IMRN.” Each ADS represents 40 of our ordinary shares, no par value per share. On June 28, 2024, the last reported price of our ADSs on The Nasdaq Capital Market was $2.42 per ADS.

Our ordinary shares are currently listed on the Australian Securities Exchange, or ASX, under the symbol “IMC.” On June 28, 2024, the last reported price of our ordinary shares on the ASX was A$0.088 per ordinary share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates as of the date of this prospectus was approximately $14,935,963, based on 227,998,346 ordinary shares outstanding as of the date of this prospectus, of which 226,302,476 were held by non-affiliates, and a price per ordinary share of A$0.100 which was the closing sale price of our ordinary shares on the ASX on May 30, 2024.

As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement of which this prospectus forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75.0 million.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2024.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $15,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “Immuron”, “the Company” and “our Company” refer to Immuron Limited and its wholly-owned subsidiaries. References to “ordinary shares”, “ADSs”, “preference shares”, “warrants” and “share capital” refer to the ordinary shares, ADSs, preference shares, warrants and share capital, respectively, of Immuron.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars and all references to “A$” are to Australian dollars. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

-ii-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Business.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

-iii-

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

We are a commercial and clinical-stage biopharmaceutical company with a proprietary technology platform focused on the development and commercialization of a novel class of specifically targeted polyclonal antibodies that we believe can address significant unmet medical needs. Our oral polyclonal antibodies offer delivery within the gastrointestinal (“GI”) tract and our technology platform can be used to target viruses or bacteria and neutralize the toxins they produce at mucosal surfaces. We currently market our flagship commercial products Travelan® and Protectyn® in Australia, where both products are listed medicines on the Australian Register for Therapeutic Goods. Travelan® (AUST L 106709) is an over-the-counter orally administered passive immunotherapeutic product and is indicated to reduce the risk of travelers’ diarrhea, reduce the risk of minor gastro-intestinal disorders and is antimicrobial and is sold in pharmacies throughout Australia. Protectyn® (AUST L 231001) is currently sold online and in health practitioner clinics and is marketed as an immune supplement to help maintain a healthy digestive function and liver. We also market Travelan® (NPN 80046016) in Canada where it is licensed as a natural health product indicated to reduce the risk of travelers’ diarrhea, and presently market Travelan® in the U.S. as a dietary supplement for digestive tract protection.

We currently have three lead drug candidates entering the clinical development phase, which we believe have the potential to transform the existing treatment paradigms for moderate to severe campylobacteriosis, Clostridiodies difficle (C.difficle) Infections, Enterotoxigenic Escherichia coli (ETEC) infections and travelers’ diarrhea, a digestive tract disorder that is commonly caused by pathogenic bacteria and the toxins they produce.

Sales for fiscal years 2023, 2022 and 2021 were gross A$1.97 million (net: A$1.80 million), A$792 thousand (net: A$765 thousand) and A$166 thousand (net: A$146 thousand), respectively.

Our ADSs are listed on The NASDAQ Capital Market under the symbol “IMRN.” Each ADS represents 40 of our ordinary shares, no par value. Our ordinary shares are also listed on the Australian Securities Exchange under the symbol “IMC.”

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of Quarterly Reports on Form 10-Q containing unaudited financial and other specific information, and Current Reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

Immuron Limited was incorporated under the laws of Australia in 1994 and has been listed on the ASX since April 30, 1999. Our principal executive office is located at Level 3, 62 Lygon Street, Carlton South, Victoria, Australia 3053 and our telephone number is +61 (0)3 9824 5254. Our website address is www.immuron.com.au Information on our website and the websites linked to it do not constitute a part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION

We are a public company limited by shares registered under the Corporations Act by the Australian Securities and Investments Commission, or ASIC. Our corporate affairs are principally governed by our Constitution, the Corporations Act 2001, or the Corporations Act, and the ASX Listing Rules. Our ordinary shares trade on the ASX, and our ADSs trade on The Nasdaq Capital Market.

Our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital, the concept of par value is not recognized under Australian law and as further discussed under “—Our Constitution.”

Subject to restrictions on the issue of securities in our Constitution, the Corporations Act and the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary and preference shares are derived through a combination of our Constitution, the common law applicable to Australia, the ASX Listing Rules, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary and preference shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings. Each preference shareholder is entitled to receive notice of, and to be present at general meetings, but may only vote on certain resolutions.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of our company. Our Constitution is subject to the terms of the ASX Listing Rules and the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete or to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is filed as an exhibit to this annual report.

Interested Directors

A director may not vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material or lesser interest according to our Constitution. Such director must not be counted in a quorum, must not vote on the matter and must not be present at the meeting while the matter is being considered. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a personal interest and from being present at the meeting while the matter is being considered. In addition, the Corporations Act and the ASX Listing Rules require shareholder approval of any provision of related party benefits to our directors.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

Pursuant to our Constitution and the ASX Listing Rules, there must be an election of directors at each annual general meeting. The directors, other than the managing director, who are to stand for election at each annual general meeting are: (i) any director required to retire after a period of three years in office, (ii) any director appointed by the other directors in the year preceding the annual general meeting, (iii) any new directors, or (iv) if no person is standing for election for the aforementioned reasons then the director longest in office since last being elected. A director, other than the director who is the Chief Executive Officer, must retire from office at the conclusion of the third annual general meeting after which the director was elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or otherwise ineligible for appointment under our Constitution.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital or otherwise as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act and the ASX Listing Rules (see “-Exemptions from Certain NASDAQ Corporate Governance Rules” and “-Change of Control”), any rights and restrictions attached to a class of shares, we may issue further shares on such terms and conditions as our board of directors resolve. Currently, our outstanding share capital consists of only one class of ordinary shares.

Specifically, the board of directors may issue preference shares on such terms that the directors determine including:

●	Preference shares will confer the right to receive a preferential dividend, in priority to the payment of a dividend on any other class of shares, at the rate and on the basis determined by the board of directors at the time of issue of the preference shares. The board of directors may determine that the preferential dividend will be cumulative.

●	The board of directors may determine at the time of issue of the preference shares that the preference shares may participate with the shares of capital of the Company in dividends.

●	Preference shares will confer the right to payment in cash in priority to any other class of shares, on a winding up or on redemption, as applicable, of (i) the amount paid or agreed to be considered as paid on the preference shares and (ii) the amount equal to any dividend accrued but unpaid on the preference shares.

●	The board of directors may determine at the time of issue of any preference shares that they will confer the right to participate with shares of capital of the Company in the assets or profits of the Company, to the extent determined by the board of directors.

●	Preference shareholders have the right to vote at general meetings (A) on a proposal (i) to wind up the Company, (ii) to reduce the share capital of the Company, (iii) that affects the rights attached to preference shares; or (iv) to dispose of all or substantially all of the Company's property, business and undertaking; (B) on a resolution to approve the terms of any buy-back agreement; (C) while a dividend or part of a dividend in respect of the preference shares is unpaid or (D) any question considered at a meeting held during the winding up of the Company.

●	The board of directors may determine whether preference shares may be redeemable or are convertible into other securities of the Company.

●	The board of directors may issue further preference shares ranking pari passu in all respects with (but not in priority to) other preference shares already issued and the rights of the issued preference shares are not to be taken to have been varied by the further issue of preference shares.

Dividend Rights

Subject to the Corporations Act, our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting Rights

Under our Constitution, and subject to any voting exclusions imposed under the ASX Listing Rules (which typically exclude parties from voting on resolutions in which they have an interest), the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Rights to Share in the Surplus in the Event of Liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Variation or Cancellation of Share Rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by either:

●	a special resolution passed at a separate general meeting of members holding shares in the class; or

●	the written consent of members with at least 75% of the shares in the class.

Directors May Make Calls

Our Constitution provides that subject to the terms on which the shares have been issued directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment. Shares represented by the ADSs are fully paid and are not subject to calls by directors.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting or at least 100 shareholders who are entitled to vote at the general meeting. Notice of the proposed meeting of our shareholders is required at least 28 clear days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions:

●	by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

●	by non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA.

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the target is less than A$1.427 million.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in that Australian company.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us and the ASX once it, together with its associates, acquires a 5% interest in our ordinary shares, at which point the shareholder will be considered to be a “substantial” shareholder. Further, once a shareholder owns a 5% interest in us, such shareholder must notify us and the ASX of any increase or decrease of 1% or more in its holding of our ordinary shares, and must also notify us and the ASX on its ceasing to be a “substantial” shareholder.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies, such as ours are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power in our company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

●	has entered or enters into an agreement with another person with respect to the securities;

●	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

●	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised; the other person is presumed to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a formal takeover bid;

●	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

●	when shareholders of our company approve the takeover by resolution passed at general meeting;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in our company of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in our company more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a rights issue;

●	when the acquisition results from the issue of securities under dividend reinvestment schemes;

●	when the acquisition results from the issue of securities under underwriting arrangements;

●	when the acquisition results from the issue of securities through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a financial market approved by ASIC;

●	an acquisition arising from an auction of forfeited shares conducted on-market; or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. ASIC and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

Exemptions from Certain Nasdaq Corporate Governance Rules

The Nasdaq rules allow for a foreign private issuer, such as our company, to follow our home country practices in lieu of certain of Nasdaq’s corporate governance standards. We rely on exemptions from certain corporate governance standards that are contrary to the laws, rules, regulations or generally accepted business practices in Australia. These exemptions being sought are described below:

●	We rely on an exemption from the independence requirements for a majority of our board of directors as prescribed by NASDAQ Listing Rules. The ASX Listing Rules do not require us to have a majority of independent directors although ASX Corporate Governance Principles and Recommendations do recommend a majority of independent directors. During fiscal 2023, we had a majority of directors who were “independent” as defined in the ASX Corporate Governance Principles and Recommendations, which definition differs from NASDAQ’s definition.

●	We rely on an exemption from the requirement that our independent directors meet regularly in executive sessions under NASDAQ Listing Rules. The ASX Listing Rules and the Corporations Act do not require the independent directors of an Australian company to have such executive sessions.

●	We rely on an exemption from the quorum requirements applicable to meetings of shareholders under NASDAQ Listing Rules. In compliance with Australian law, our Constitution provides that three shareholders present, in person or by proxy, attorney or a representative, shall constitute a quorum for a general meeting. NASDAQ Listing Rules require that an issuer provide for a quorum as specified in its by-laws for any meeting of the holders of ordinary shares, which quorum may not be less than 33% (1/3) of the outstanding shares of an issuer’s voting ordinary shares.

●	We rely on an exemption from the requirement prescribed by NASDAQ Listing Rules that issuers obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain stock option, purchase or other compensation plans. Applicable Australian law and the ASX Listing Rules differ from NASDAQ requirements, with the ASX Listing Rules providing generally for prior shareholder approval in numerous circumstances, including (i) issuance of equity securities exceeding 15% of our issued share capital in any 12-month period (but, in determining the 15% limit, securities issued under an exception to the rule or with shareholder approval are not counted), (ii) issuance of equity securities to related parties (as defined in the ASX Listing Rules) and (iii) issuances of securities to directors or their associates under an employee incentive plan.

Ordinary Shares Eligible For Future Sale

Future sales of substantial amounts of our ordinary shares or ADSs in the public market in the United States or in Australia, including ordinary shares issued upon exercise of outstanding warrants or options, or the possibility of such sales, could negatively affect the market price in the United States of the ADSs and our ability to raise equity capital in the future.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent 40 shares (or a right to receive 40 shares) deposited with the principal Melbourne, Victoria, Australia offices of Australia and New Zealand Banking Group Ltd, Hongkong Bank of Australia and National Australia Bank Limited as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, under which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depository will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution (or ADSs representing those shares).

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay together with the depository’s fees and expenses.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary (i) may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash or (ii) it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. However, at the request, risk and expense of the ADS holder, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed. Accordingly, ADS holders must instruct the depositary how to vote the number of deposited shares their ADSs represent otherwise, such holders will not be able to exercise their right to vote unless they withdraw their shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property and cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash dividends or other cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting us or to which we are a party, or upon the redemption or cancellation by us of the deposited securities, any securities, cash or property which shall be received by the depositary or a custodian in exchange for, in conversion of, in lieu of or in respect of deposited securities shall be treated as new deposited securities under the deposit agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received, unless additional ADRs are delivered. In any such case the depositary may execute and deliver additional ADRs as in the case of a dividend in ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new deposited securities.

Limitations on Obligations and Liability

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary, among other things:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require, among other things:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary, we or the foreign registrar has closed its transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

All parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be confirmed by statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all reports and communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications that we ask it to send. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business, the deposit agreement or the ADSs.

DESCRIPTION OF PREFERENCE SHARES

Subject to any limitations under the Corporations Act, ASX Listing Rules or the Constitution, our board of directors may issue preference shares with any preferential rights, privileges or conditions. The rights and restrictions attaching to any preference shares are set out in our Constitution or in a special resolution of shareholders. Our Constitution does not limit the amount of preference shares that we may issue.

We do not have any preference shares outstanding as of the date of this prospectus. In the future we may issue preference shares that could be converted into ordinary shares. A prospectus supplement will contain and describe the material terms of any preference shares that we offer to the public in the United States, along with any material U.S. federal or Australian income tax considerations relating to the offer of such preference shares.

Consistent with the ASX Listing Rules and our Constitution, any preference shares issued by us must confer on the holders of those preference shares:

●	the same rights as holders of ordinary shares to receive notices of general meetings, other notices, reports and accounts and to attend general meetings;

●	the right to vote in each of the following circumstances and in no others: (i) in a period during which a dividend (or part of a dividend) in respect of the share is in arrears; (ii) on a proposal to reduce our share capital; (iii) on a resolution to approve the terms of a buy-back agreement; (iv) on a proposal that affects rights attached to the shares; (v) on a proposal to wind up our company; (vi) on a proposal for the disposal of the whole of our property, business and undertaking; (vii) during the winding up of our company; (viii) subject to the ASX Listing Rules and Nasdaq, in any additional circumstances specified in the terms of issue of such preference shares by us relating to the shares upon issuance;

●	a dividend in preference to holders of ordinary shares; and

●	a return of capital in preference to holders of ordinary shares if we were to be wound up.

The ASX Listing Rules impose certain limitations on the issuance of preference shares by companies such as our company that are listed on ASX, including:

●	any dividends on preference shares must be at a commercial rate; and

●	any anti-dilution rights must be limited to the right to adjust the number of ordinary shares into which preference shares convert in the event of a share split or consolidation (i.e., reverse stock split), a bonus or entitlement issue (e.g., stock dividend), or other capital reconstruction.

Further, the Corporations Act places certain limitations on payment of dividends, including preferred dividends. A right to receive dividends on a preference share may be expressed to be cumulative where it cannot be paid due to legal limitations.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares represented by ADSs. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Australian and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material Australian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$2,214
FINRA fee	$2,750
Legal fees and expenses	50,000
Accounting fees and expenses	38,000
Printing expenses	5,000
Depositary fees and expenses	4,000
Other miscellaneous fees and expenses	3,380
Total	$105,344

LEGAL MATTERS

Certain legal matters with respect to Australian law with respect to the validity of the offered securities will be passed upon for the Company by Francis Abourizk Lightowlers, Melbourne, Victoria, Australia. Sichenzia Ross Ference Carmel LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus and elsewhere in the registration statement by reference to the Annual Report on Form 20-F for the year ended June 30, 2023 have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

Certain of our directors and executive officers may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons, or to enforce against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any State in the United States. We have been advised by Francis Abourizk Lightowlers that there may be significant practical and legal difficulties in enforcing in Australia judgments that are obtained in U.S. courts, against our Company and our executive officers and directors who are non-residents of the United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our annual report on Form 20-F for the fiscal year ended June 30, 2023;

●	our Report on Form 6-K/A furnished to the SEC on May 28, 2024; and

●	the description of ADSs representing our ordinary shares and warrants to purchase ADSs contained in our Registration Statement on Form 8-A12B filed with the SEC on May 25, 2017, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K or Form 6-K/A that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Immuron Limited

Level 3, 62 Lygon Street

Carlton South, Victoria, 3053, Australia 3053
Tel: +61 (0) 398 245 254

You may also access these documents on our website, www.immuron.com.au. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act applicable to foreign private issuers. Our annual report on Form 20-F for the year ending June 30, 2023 has been filed with the SEC. The company has also filed reports with the SEC on Form 6-K and Form 6-K/A. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

$15,000,000

American Depositary Shares Representing Ordinary Shares
Preference Shares
Warrants
Units

PROSPECTUS

           , 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 2, 2024

PROSPECTUS

Up to $2,069,083 of
American Depositary Shares Representing Ordinary Shares

We have entered into an at-the-market offering agreement, or the Offering Agreement, dated July 2, 2024, with H.C. Wainwright & Co., LLC, or the Sales Agent or Wainwright, as sales agent, relating to American Depositary Shares, or ADSs, representing our ordinary shares, no par value per share, offered by this prospectus. Each ADS represents 40 ordinary shares. In accordance with the terms of the Offering Agreement and this prospectus, we may offer and sell our ADSs having an aggregate offering price of not more than $2,069,083 from time to time through Wainwright acting as our sales agent, provided, however, that we will not issue or sell more than 854,993 ADSs pursuant to this prospectus.

Sales of ADSs, if any, under this prospectus may be made by any method permitted by law that is deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, sales made directly on or through The Nasdaq Capital Market, or Nasdaq, the existing trading market for our ADSs, or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of the ADSs on or through Nasdaq or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright is not required to sell any specific number or dollar amount of ADSs, but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the ADSs will be sold in the section entitled “Plan of Distribution.”

Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross sales price of the ADSs sold by it under the Offering Agreement. In connection with the sale of the ADSs on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. Please see the section entitled “Plan of Distribution” for additional information relating to the compensation arrangements with Wainwright. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or under the Securities Exchange Act of 1934, as amended, or the Exchange Act. This offering pursuant to this prospectus will terminate upon the termination by us or Wainwright of the Offering Agreement pursuant to its terms.

Our ADSs are listed on Nasdaq under the symbol “IMRN”. On June 28, 2024, the closing price of our ADSs on Nasdaq was $2.42 per ADS. Our ordinary shares also trade on the Australian Securities Exchange, or ASX, under the symbol “IMC”. On June 28, 2024, the last reported sale price of our ordinary shares on the ASX was A$0.088 per ordinary share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates as of the date of this prospectus was approximately $14,935,963, based on 227,998,346 ordinary shares outstanding as of the date of this prospectus, of which 226,302,476 were held by non-affiliates, and a price per ordinary share of A$0.100 which was the closing sale price of our ordinary shares on the ASX on May 30, 2024.

As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement of which this prospectus forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75.0 million.

After giving effect to these limitations and the current public float, we currently may offer and sell ADSs having an aggregate offering price of up to $2,069,083 under this prospectus. If our public float increases such that we may sell additional amounts under the Offering Agreement and the registration statement of which this prospectus and the accompanying base prospectus is a part, we will file a prospectus supplement prior to making additional sales.

Investing in our securities involves a high degree of risk. You should read this prospectus and the accompanying base prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page 4 of this prospectus, the accompanying base prospectus and any similar section included in the documents incorporated by reference in this prospectus and the accompanying base prospectus to read about the factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is       , 2024.

-i-

Unless the context otherwise requires, all references to “Immuron,” “we,” “us,” “our,” the “Company” and similar designations refer to Immuron Limited and its wholly-owned subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying base prospectus. We have not, and Wainwright has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, offering to sell or soliciting any offer to buy any security other than the ADSs offered by this prospectus. In addition, we are not, and Wainwright is not, offering to sell or soliciting any offer to buy any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicitation from a person in that jurisdiction. The information contained or incorporated by reference in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We have obtained the statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information and from reports we commissioned. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying base prospectus in one or more offerings. In this prospectus, we provide you with specific information about this offering. This prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the ADSs and other information you should know before investing in the ADSs. This prospectus also adds, updates and changes information contained in the documents incorporated by reference into this prospectus. To the extent that any statement we make in this prospectus is inconsistent with the statements made in any document incorporated by reference that was filed with the SEC before the date of this prospectus, the statements made in such an earlier filing are deemed modified or superseded by the statements made in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the accompanying base prospectus as well as the additional information described in this prospectus under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page 19 and page 20, respectively, before investing in the ADSs.

We have not, and H.C. Wainwright has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the accompanying baser prospectus, and the documents incorporated by reference herein and therein, is accurate only as of the date of the respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision.

We and H.C. Wainwright are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where such offers and sales are permitted. Sales of ADSs will only be conducted through Nasdaq or any other existing U.S. trading market for the ADSs. The distribution of this prospectus and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ADSs and the distribution.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars and all references to “A$” are to Australian dollars.

This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

-ii-

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in the ADSs or our ordinary shares. You should read this summary together with the entire prospectus, the accompanying base prospectus and the information incorporated by reference herein and therein, including the risks related to our business, our industry, investing in the ADSs or our ordinary shares, that we describe under “Risk Factors,” and our consolidated financial statements and the related notes, which are incorporated by reference herein and therein, before making an investment in the ADSs.

The Company

We are a commercial and clinical-stage biopharmaceutical company with a proprietary technology platform focused on the development and commercialization of a novel class of specifically targeted polyclonal antibodies that we believe can address significant unmet medical needs. Our oral polyclonal antibodies offer delivery within the gastrointestinal (“GI”) tract and our technology platform can be used to target viruses or bacteria and neutralize the toxins they produce at mucosal surfaces. We currently market our flagship commercial products Travelan® and Protectyn® in Australia, where both products are listed medicines on the Australian Register for Therapeutic Goods. Travelan® (AUST L 106709) is an over-the-counter orally administered passive immunotherapeutic product and is indicated to reduce the risk of travelers’ diarrhea, reduce the risk of minor gastro-intestinal disorders and is antimicrobial and is sold in pharmacies throughout Australia. Protectyn® (AUST L 231001) is currently sold online and in health practitioner clinics and is marketed as an immune supplement to help maintain a healthy digestive function and liver. We also market Travelan® (NPN 80046016) in Canada where it is licensed as a natural health product indicated to reduce the risk of travelers’ diarrhea, and presently market Travelan® in the U.S. as a dietary supplement for digestive tract protection.

We currently have three lead drug candidates entering the clinical development phase, which we believe have the potential to transform the existing treatment paradigms for moderate to severe campylobacteriosis, Clostridiodies difficle (C.difficle) Infections, Enterotoxigenic Escherichia coli (ETEC) infections and travelers’ diarrhea, a digestive tract disorder that is commonly caused by pathogenic bacteria and the toxins they produce.

Sales for fiscal years 2023, 2022 and 2021 were gross A$1.97 million (net: A$1.80 million), A$792 thousand (net: A$765 thousand) and A$166 thousand (net: A$146 thousand), respectively.

Our ADSs are listed on The NASDAQ Capital Market under the symbol “IMRN.” Each ADS represents 40 of our ordinary shares, no par value. Our ordinary shares are also listed on the Australian Securities Exchange under the symbol “IMC.”

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of Quarterly Reports on Form 10-Q containing unaudited financial and other specific information, and Current Reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

Immuron Limited was incorporated under the laws of Australia in 1994 and has been listed on the ASX since April 30, 1999. Our principal executive office is located at Level 3, 62 Lygon Street, Carlton South, Victoria, Australia 3053 and our telephone number is +61 (0)3 9824 5254. Our website address is www.immuron.com.au. Information on our website and the websites linked to it do not constitute a part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

THE OFFERING

Issuer	Immuron Limited

ADSs offered by us	ADSs with aggregate gross sale proceeds of up to $2,069,083. Each ADS represents 40 ordinary shares.

Ordinary shares to be outstanding immediately after this offering(1)	Up to 261,998,040 ordinary shares (represented by 6,549,951 ADSs), assuming the sale of up to 34,199,720 ordinary shares (represented by 854,993 ADSs) at a sales price of $2.42 per ADS, which was the closing price of our ADSs on The Nasdaq Capital Market, or Nasdaq, on June 28, 2024. The actual number of ADSs issued will vary depending on the price at which ADSs may be sold from time to time during this offering.

Form of offering	Sales of ADSs, if any, under this prospectus may be made by any method permitted by law that is deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through Nasdaq, or any other existing trading market in the United States for our ordinary shares. Wainwright is not required to sell any specific number or dollar amount of ADSs, but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. See “Plan of Distribution” on page 8.

Depositary	The Bank of New York Mellon.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. See “Use of Proceeds” on page 6.

Listings	The ADSs are listed on Nasdaq under the symbol “IMRN.” Our ordinary shares currently trade on the ASX under the symbol “IMC.”

Risk Factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 4 of this prospectus and in the documents we incorporate by reference in this prospectus and the accompanying base prospectus.

(1)	Unless otherwise indicated, the number of ordinary shares outstanding prior to and immediately after this offering is based on 227,798,346 ordinary shares represented by 5,694,958 ADSs outstanding as of December 31, 2023, and excludes as of such date:

●	An aggregate of 11,030,000 ordinary shares issuable upon the exercise of options at exercise prices between A$0.12 and A$0.25 per ordinary share;

●	2,560,000 ordinary shares issuable upon exercise of warrants at an exercise price of US$0.5859 per ordinary share; and

●	1,688,839 ordinary shares issuable upon exercise of performance rights.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the options or warrants or settlement upon vesting of the restricted stock units and ordinary shares issuable upon exercise of performance rights described above.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” and “Risk Factors.” All statements, other than statements of historical facts, contained in this prospectus, including, but not limited to, statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

RISK FACTORS

An investment in our securities involves a high degree of risk, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F on file with the SEC and any updates in our Reports on Form 6-K or Form 6-K/A, which are incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 20-F and our Form 6-Ks or Form 6-K/A. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Government Regulation

We may be subject to government enforcement or liability if our commercialization of product candidates is determined, or is perceived, to be inconsistent with regulatory guidelines.

Our ongoing research and development activities and commercialization activities are regulated by the FDA in addition to numerous international regulatory authorities. If any activities are at any time or any stage of development determined, or perceived to be, inconsistent with regulatory guidelines, any current or future applications, including any IND, BLA, or NDA, may be subject to delay or refusal. In addition, our product candidates could be subject to import detention or refusal and we could be subject to other civil and administrative remedies as well as criminal sanctions.

The FDA provides guidelines with respect to appropriate product promotion and labeling. Although we endeavor to follow these guidelines, the FDA or the Office of the Inspector General: U.S. Department of Health and Human Services may disagree, and we may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions. In addition, management’s attention could be diverted and our reputation could be damaged.

Risks Related to this Offering

Management has broad discretion as to the use of proceeds of this offering, and we may not use these proceeds in a manner desired by our shareholders.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as our business evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return.

You will experience immediate and substantial dilution in net tangible book value of any ADSs you purchase.

Because the assumed price per ADS being offered is substantially higher than our net tangible book value per ADS as of December 31, 2023, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. Assuming that an aggregate of 854,993 ADSs are sold at an assumed public offering price of $2.42 per ADS, the last reported sale price of our ADSs on The Nasdaq Capital Market on June 28, 2024 for aggregate gross proceeds of $2,069,083 and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $13.52 million, or approximately $2.06 per ADS. As a result, if you purchase ADSs in this offering at that assumed public offering price, you would suffer immediate and substantial dilution of $0.36 per ADS with respect to the net tangible book value of the ADSs. See “Dilution” on page 7 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional ADSs, ordinary shares or other securities convertible into or exchangeable for our ADSs or ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders, including investors who purchase ADSs in this offering. The price per share at which we sell additional ADSs, ordinary shares or securities convertible into or exchangeable for our ADSs or ordinary shares in future transactions may be higher or lower than the price per ADS in this offering.

Sales of a substantial number of our ADSs in the public market could cause the price of our ADSs to fall.

We may issue and sell additional ADSs in the public markets, including under this prospectus. As a result, a substantial number of our ADSs may be sold in the public market. Sales of a substantial number of our ADSs in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our ADSs, could make it more difficult for you to sell your ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

Our ADSs and ordinary shares are listed in two markets, and this may result in price variations that could affect the trading price of our ADSs and ordinary shares.

Our ADSs are listed on The Nasdaq Capital Market under the symbol “IMRN,” and our ordinary shares are listed on the ASX under the symbol “IMC.” Trading in our securities on these markets is made in different currencies (U.S. dollars on The Nasdaq Capital Market and Australian dollars on the ASX), and at different times (due to the different time zones, different trading days and different public holidays in the United States and Australia). The relative trading prices of our securities on these two markets may differ due to these and other factors. Any decrease in the trading price of our securities on one exchange could cause a decrease in the trading price of our securities on the other exchange.

The ADSs offered hereby will be sold in “at-the-market” offerings, and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

The actual number of ADSs we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Offering Agreement. The number of ADSs that are sold by the Sales Agent after delivering a sales notice will fluctuate based on a number of factors, including the market price of the ADSs during the sales period, limits we set with the Sales Agent, and the demand for the ADSs during the sales period. Because the price per ADS of each ADS sold will fluctuate based on the market price of our ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.

We may be or become a passive foreign investment company under U.S. tax law.

We may be or could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our ADSs to significant adverse United States income tax consequences. See the discussion of PFIC status under “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We may issue and sell ADSs representing ordinary shares having aggregate sales proceeds of up to $2,069,083, before deducting sales agent commissions and expenses, from time to time under this prospectus. The amount of proceeds from this offering, if any, will depend upon the number of ADSs sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ADSs under or fully utilize the Offering Agreement with the Sales Agent. Because there is no minimum offering amount required as a condition of this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. The amounts and timing of our use of the net proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization as of December 31, 2023:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale of an aggregate of 854,993 ADSs representing ordinary shares at an assumed price of $2.42 per ADS, the last reported sale price of our ADSs on The Nasdaq Capital Market on June 28, 2024 for aggregate proceeds of approximately $1.95 million, after deducting sales agent fees and estimated aggregate offering expenses payable by us.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying base prospectus.

	As of December 31, 2023
	Actual	As Adjusted
	(A$)
Cash and Cash Equivalents	15,213,462	18,171,054
Total current assets	18,946,639	21,904,231
Total non-current assets	936,077	936,077
Total Assets	19,882,716	22,840,308
Total current liabilities	2,223,943	2,223,943
Non-Current Liabilities:	132,258	132,258
Net Assets	17,526,515	20,484,107
Equity:
Share capital	88,436,263	91,393,855
Other reserves	3,218,830	3,218,830
Accumulated losses	(74,128,578)	(74,128,578)
Total equity	17,526,515	20,484,107

The above table is based on 227,798,346 ordinary shares represented by 5,694,958 ADSs outstanding as of December 31, 2023, and excludes as of such date:

●	An aggregate of 11,030,000 ordinary shares issuable upon the exercise of options at exercise prices between A$0.12 and A$0.25 per ordinary share;

●	2,560,000 ordinary shares issuable upon exercise of warrants at an exercise price of US$0.5859 per ordinary share; and

●	1,688,839 ordinary shares issuable upon exercise of performance rights.

DILUTION

If you invest in the ADSs, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the as adjusted net tangible book value per ADS after this offering.

The net tangible book value of our ADSs as of December 31, 2023 was approximately A$17.5 million (equivalent to $11.57 million), or A$3.08 (equivalent to $2.03) per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of December 31, 2023, multiplied by 40 (i.e., the number of ordinary shares underlying each ADS).

After giving effect to the sale of an aggregate of 854,993 ADSs in this offering at an assumed public offering price of $2.42 per ADS, the last reported sale price of our ADSs on The Nasdaq Capital Market on June 28, 2024, for aggregate gross proceeds of $2,069,083, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $13.52 million, or approximately $2.06 per ADS. This represents an immediate increase in net tangible book value of approximately $0.03 per ADS to our existing shareholders and an immediate dilution in net tangible book value of approximately $0.36 per ADS to purchasers of the ADSs in this offering, as illustrated by the following table:

Assumed offering price per ADS		$2.42
Net tangible book value per ADS at December 31, 2023	$2.03
Increase in net tangible book value per ADS after this offering	$0.03
As adjusted net tangible book value per ADS as of December 31, 2023 after giving effect to this offering		$2.06
Dilution per ADS to investors purchasing the ADSs in this offering		$0.36

The above table is based on 227,798,346 ordinary shares represented by 5,694,958 ADSs outstanding as of December 31, 2023, and excludes as of such date:

●	An aggregate of 11,030,000 ordinary shares issuable upon the exercise of options at exercise prices between A$0.12 and A$0.25 per ordinary share;

●	2,560,000 ordinary shares issuable upon exercise of warrants at an exercise price of US$0.5859 per ordinary share; and

●	1,688,839 ordinary shares issuable upon exercise of performance rights.

To the extent that any of these outstanding options or warrants are exercised, or we settle upon vesting any outstanding restricted stock units and ordinary shares issuable upon exercise of performance rights or we issue additional ADSs or ordinary shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital at any time, including during this offering, due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors participating in this offering.

PLAN OF DISTRIBUTION

We entered into the Offering Agreement with Wainwright, on July 2, 2024, under which and this prospectus, we may issue and sell from time to time the ADSs having an aggregate offering price of not more than $2,069,083 through Wainwright as our sales agent, provided, however, that we will not issue or sell more than 854,993 ADSs pursuant to this prospectus. Sales of the ADSs, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, the trading market for the ADSs, or any other existing trading market in the United States for the ADSs, or sales made to or through a market maker other than on an exchange. If we and Wainwright agree on any method of distribution other than sales of the ADSs on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer the ADSs at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and Wainwright. We will designate the number of ADSs which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of ADSs that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the ADSs requested to be sold by us. We or Wainwright may suspend the offering of the ADSs being made through Wainwright under the Offering Agreement upon proper notice to the other party.

Settlement for sales of ADSs will occur on the first trading day (or any such shorter settlement cycle as may be in effect under the Exchange Act from time to time), following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ADSs as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission equal to 3.0% of the gross sales price of the ADSs sold by Wainwright under the Offering Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the Offering Agreement up to $50,000. Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright up to $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 20-F and $2,500 per due diligence update session, if any, for the six months ended on and as of the last day of the second fiscal quarter. We estimate that the total expenses of the offering payable by us, excluding commissions and other fees payable to Wainwright under the Offering Agreement, will be approximately $109,000, assuming we sell the entire amount offered pursuant to this prospectus. We will report at least quarterly the number of ADSs sold through Wainwright under the Offering Agreement, the net proceeds to us and the compensation paid by us with respect to sales under the Offering Agreement during the relevant quarter.

In connection with the sales of the ADSs on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of the ADSs pursuant to this prospectus will terminate upon the earlier of the (i) sale of all of the ADSs provided for in this prospectus or (ii) termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus.

From time to time, Wainwright and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the Offering Agreement with the SEC on a Report of Foreign Private Issuer on Form 6-K within the time required by the Exchange Act.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

The depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

AUSTRALIAN FOREIGN OWNERSHIP REGULATION AND OTHER LIMITATIONS

Takeovers – Change of Control

Takeovers of Australian public companies, such as Immuron Limited, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

●	has entered or enters into an agreement with another person with respect to the securities;

●	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

●	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities;

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised; or

●	the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	acquisition relating to takeover bids;

●	when shareholders approve the takeover by resolution passed at general meeting;

●	an acquisition by a person of no more than 3% in any 6 month period; or

●	when the acquisition results from the issue of securities under a pro rata rights issue.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investment Commission and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeovers Regulation 2015 (Cth) (together, “Australia’s Foreign Investment Regime”), regulates certain types of acquisitions by ‘foreign persons’ of equity interests in Australian companies and unit trusts and of interests in Australian businesses and real property assets.

Under Australia’s Foreign Investment Regime, as currently in effect, foreign persons must make a mandatory notification to the Australian Treasurer through the Foreign Investment Review Board (“FIRB”) and obtain receipt of a no objections notification from the Australian Treasurer in the following circumstances (among others):

●	all foreign persons acquiring a ‘direct interest’ (generally an interest of 10% or more) in an Australian company or business that is a ‘national security business’, regardless of value;

●	‘foreign government investors’ acquiring a direct interest in an Australian company or business, regardless of value; and

●	‘foreign persons’ that are not ‘foreign government investors’ acquiring a substantial interest (generally 20% or more) in an Australian company or business which has a total asset value of A$330 million or more (or A$1,427 million or more in the case of investors incorporated in the US and ultimately owned by entities and persons within the US (and certain other countries who are subject to free trade agreements with Australia) where the Australian company or business is not a sensitive business (which includes media, telecommunications, transport, defense and military related industries among others)).

At present, we do not have total assets of A$330 million and we are not a ‘national security business’.

An entity is a ‘foreign government investor’ if it is:

●	a foreign government or separate government entity;

●	a corporation or trust in which a foreign government / separate government entity holds (directly or indirectly) an interest of 20% or more (including through actual or potential voting power) or in which foreign governments / separate government entities of more than one foreign country (or parts of more than one foreign country) hold (directly or indirectly) an aggregate interest of 40% or more (including through actual or potential voting power); or

●	a limited partnership in which a foreign government / separate government entity holds (directly or indirectly) an interest of 20% or more (including through actual or potential voting power) or in which foreign governments / separate government entities of more than one foreign country (or parts of more than one foreign country) hold (directly or indirectly) an aggregate interest of 40% or more (including through actual or potential voting power), unless, in respect of corporations, trusts or limited partnerships, the entity meets certain passive investor requirements (which include, amongst other requirements, that the entity operates a scheme and that an individual member of the entity is not able to influence any individual investment decisions, or the management of any individual investments, of the entity under the scheme).

Acquisitions thresholds take account of interests held by “associates” and there are tracing rules that can apply. “Associates” is a broadly defined term under Australia’s Foreign Investment Regime as being, in relation to a person:

●	any relative of the person;

●	any person with whom the person is acting, or proposes to act, in concert in relation to an action to which Australia’s Foreign Investment Regime may apply;

●	any person with whom the person carries on a business in partnership;

●	any entity of which the person is a senior officer;

●	any corporation in which the person holds an interest of 20% or more;

●	if the person is a corporation, a person who holds and interest 20% or more in the corporation;

●	the trustee of a trust in which the person holds an interest of 20% or more;

●	for foreign government investors, a separate government entity or a foreign government investor in relation to the same foreign country, amongst others.

The Australian Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Treasurer is satisfied that the acquisition would be contrary to the national interest or national security. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of Australia’s Foreign Investment Regime, the Australian Treasurer may order the divestiture of such person’s shares or interest in shares in such company. The Australian Treasurer may order divestiture pursuant to Australia’s Foreign Investment Regime if it is determined that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the company and that such control is contrary to the national interest. Criminal offences and civil penalties for breaches of Australia’s Foreign Investment Regime can apply to failing to give notification of certain acquisitions, undertaking certain acquisitions without a no objection notification or contravening a condition in a no objection notification.

Each foreign person seeking to acquire holdings in excess of the above caps (including their Associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the proposed acquisition/shareholding. The Australian Treasurer then has 30 days to consider the application and a further 10 days to notify the applicant of that decision. The decision period commences upon receipt of payment of the correct application fee. However, FIRB can request an extension of time. If the applicant does not consent to the extension, FIRB can issue an interim order preventing the foreign person from carrying out the proposed transactions and allowing FIRB a further 90 days to consider the application.

If we become a ‘foreign person’ under Australia’s Foreign Investment Regime due to levels of foreign ownership of our shares, we would be required to obtain the approval of the Australian Treasurer for us, together with our associates, to undertake certain acquisitions of Australian entities, businesses and land if the relevant thresholds are met.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations to U.S. Holders, as defined below, of the acquisition, ownership and disposition of ordinary shares and ADSs. This discussion is based on the laws in force as of the date of this prospectus, and is subject to changes in the relevant income tax law, including changes that could have retroactive effect. The following summary does not take into account or discuss the tax laws of any country or other taxing jurisdiction other than the United States. Holders are advised to consult their tax advisors concerning the overall tax consequences of the acquisition, ownership and disposition of ordinary shares or ADSs in their particular circumstances. This discussion is not intended, and should not be construed, as legal or professional tax advice.

This summary does not address the effects of U.S. federal estate and gift tax laws, the alternative minimum tax, or any state and local tax considerations within the United States, and is not a comprehensive description of all U.S. federal income tax considerations that may be relevant to a decision to acquire or dispose of ordinary shares or ADSs. Furthermore, this summary does not address U.S. federal income tax considerations relevant to holders subject to taxing jurisdictions other than, or in addition to, the United States, and does not address all possible categories of holders, some of which may be subject to special tax rules.

The following is a summary of certain material U.S. federal income tax consequences that generally apply to U.S. Holders (as defined below) who hold ADSs as capital assets. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), Treasury regulations promulgated thereunder, judicial and administrative interpretations thereof, and the bilateral taxation convention between Australia and the U.S. (the “Tax Treaty”), all as in effect on the date hereof and all of which are subject to change either prospectively or retroactively. This summary does not discuss all the tax consequences that may be relevant to an investment in ADSs by a U.S. Holder in light of such holder’s particular circumstances or to U.S. Holders subject to special rules, including broker-dealers, banks or other financial institutions, traders in securities who elect to use a mark-to-market method of accounting for securities holdings, insurance companies, investors liable for alternative minimum tax, tax-exempt organizations, regulated investment companies, or real estate investment trusts, non-resident aliens of the U.S. or taxpayers whose functional currency is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding ADSs through any such entities or through corporate pass-through entities such as controlled foreign corporations or passive foreign investment companies, persons who acquired their ADSs through the exercise or cancellation of any employee stock options or otherwise as compensation for their services, investors that actually or constructively own 10% or more of our ADSs or ordinary shares by vote or value, and investors holding ADSs as part of a straddle or appreciated financial position or as part of a hedging or conversion transaction.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes owns ADSs, the U.S. federal income tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. A partnership that owns ADSs and each partner in such partnership should consult its own tax advisors about the U.S. federal income tax consequences of holding and disposing of ADSs.

This summary does not address the effect of any U.S. federal taxation other than U.S. federal income taxation. It does not include any discussion of U.S. federal estate and gift tax, state, local or foreign taxation. You are urged to consult your tax advisor regarding the particular U.S. federal income tax consequences to you relating to the purchase, ownership and disposition of ADSs as well as the consequences to you under any other taxing jurisdiction, of an investment in ADSs.

For purposes of this summary, the term “U.S. Holder” means (i) an individual who is a citizen or, for U.S. federal income tax purposes, a resident of the U.S., (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) a court within the U.S. is able to exercise primary supervision over administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends

This discussion of the tax treatment of dividends paid by our company to a U.S. Holder is subject to the discussion of the passive foreign investment company (PFIC) rules set forth below, which provide for a different tax treatment which is generally less favorable.

For U.S. federal income tax purposes, U.S. Holders of ADSs will be treated as owning the underlying ordinary shares represented by the ADSs held by them. The gross amount of distributions made by us to you with respect to the ADSs (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you. As a general rule distributions are taxed as dividends only to the extent that they are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. However, we do not expect to calculate current or accumulated earnings and profits under U.S. tax principles; accordingly, dividends paid to U.S. holders may be taxable to them as dividends even if not paid out of current and accumulated earnings and profits.

Moreover, while a dividend distribution that exceeds our current and accumulated earnings and profits would normally be treated as a tax-free return of tax basis and then a capital gain, that rule, again, applies only if we determine our accumulated earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect distributions on our ADSs to be treated as dividends even if they would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

Dividends that we pay in Australian dollars, including the amount of any Australian taxes withheld therefrom, will be included in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such dividends are received. A U.S. Holder who receives payment in Australian dollars and converts Australian dollars into U.S. dollars at an exchange rate other than the rate in effect on such day will likely have a foreign currency exchange gain or loss, which would be treated as U.S.-source ordinary income or loss.

Subject to certain limitations, “qualified dividend income” received by a non-corporate U.S. Holder will be subject to tax at a reduced maximum tax rate of 20 percent. Distributions taxable as dividends generally qualify for the 20 percent rate provided that either: (i) the issuer is entitled to benefits under the Tax Treaty or (ii) the ADSs are readily tradable on an established securities market in the U.S. and certain other requirements are met. We believe that we are entitled to benefits under the Tax Treaty and that the ADSs will be readily tradable on an established securities market in the U.S. (However, no assurance can be given that the ADSs will remain readily tradable.) As discussed below under “Passive Foreign Investment Companies”, the reduced rate does not apply to dividends received from PFICs. The amount of foreign tax credit is limited in the case of foreign qualified dividend income. U.S. Holders of ADSs should consult their own tax advisors regarding the effect of these rules in their particular circumstances.

Subject to complex limitations, any Australian withholding tax imposed on our dividends will be a foreign income tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability (or, alternatively, for deduction against income in determining such tax liability). The limitations set forth in the Code include computational rules under which foreign tax credits allowable with respect to specific classes of income cannot exceed the U.S. federal income taxes otherwise payable with respect to each such class of income. Dividends generally will be treated as foreign-source passive category income or general category income for U.S. foreign tax credit purposes, depending upon the holder’s circumstances. The rules relating to the determination of the foreign tax credit are complex. You should consult with your own tax advisors to determine whether and to what extent you would be entitled to this credit.

Taxation of Disposition of ADSs

This discussion of the tax treatment of dispositions of ADSs owned by a U.S. Holder is subject to the discussion of the passive foreign investment company (PFIC) rules set forth below, which provide for a different tax treatment which is generally less favorable.

If you sell or otherwise dispose of ADSs, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and your adjusted tax basis in the ADSs. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if you have held the ADSs for more than one year at the time of the sale or other disposition. In general, any gain that you recognize on the sale or other disposition of ADSs will be U.S.-source for purposes of the foreign tax credit limitation; losses will generally be allocable against U.S.-source income. Deduction of capital losses is subject to certain limitations under the Code. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign withholding tax is imposed on a disposition of our ADSs, including the availability of the foreign tax credit under their particular circumstances.

Additional Tax on Investment Income

U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare contribution tax on net investment income, which will include dividends and capital gains from the sale or other taxable disposition of ADSs, subject to certain limitations and exceptions.

Passive Foreign Investment Companies

The following discussion describes the tax consequences of the ownership and disposition of ADSs by a U.S. Holder if we are determined to be a passive foreign investment company.

Our Status as a Passive Foreign Investment Company.

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (the “passive income test”); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income test. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Under the income test, our status as a PFIC will depend on the nature of our income. We expect to have considerable amounts of income from operations and so we expect that any passive income generated by us will not amount to 75% of our total income. Accordingly, based on our current operations we would not expect to be a PFIC under the passive income test. (As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.)

Passive assets test. In determining whether we are a PFIC under the passive assets test, all of our assets must be taken into account. PFIC status based on the assets test is calculated annually and is based on the average quarterly value of our assets. While we have considerable assets used in our operations which would be counted as active assets, we also presently have considerable amounts of cash which we use in research and development and for other business purposes. Moreover, in this offering we expect to raise a significant amount of additional cash. The IRS has stated that cash, even if held as working capital (other than amounts held for the purpose of meeting the ordinary-course operating expenses of the trade or business), produces passive income and is therefore a passive asset. Our status as a PFIC under the passive assets test will therefore depend in large part on how quickly we convert the cash that we raise into active business assets or otherwise spend it. Our status as a PFIC could also depend on the value of our stock as determined by the market. Based on the foregoing, in all likelihood we will be characterized as a PFIC for our 2024 taxable year (PFIC status cannot be definitively determined until the end of the year).

We must make a separate determination of PFIC status for each year (under either the passive asset test or the passive income test). Accordingly, our status as a PFIC based on either test could change from year to year. There can be no assurance with respect to our status as a PFIC for any future taxable year. However, if we are a PFIC for any year during which you hold our ADSs, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold shares in our company, even if in a succeeding taxable year we are no longer classified as a PFIC under the tests described above. However, if we cease to be a PFIC, you may avoid the adverse effects of the PFIC regime thereafter by making a “purging election” (as described below) with respect to the ADSs. A discussion of other ways in which you may be able to mitigate some of the adverse effects of PFIC status is also set forth below.

Consequences to You of PFIC status.

If we are a PFIC for a taxable year during which you hold ADSs you will be subject to special tax rules with respect to any “excess distribution” that you receive on, and with respect to any gain that you realize from a sale or other disposition (including a pledge) of, the ADSs, in that year and subsequent years, unless you make a “mark-to-market” election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (i) we cease to be classified as a PFIC and (ii) you make a “purging election,” as discussed below.

“Excess distributions” are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the ADSs, whichever is shorter. Under the special tax rules that apply to excess distributions and to gains realized from a disposition of our ADSs,

●	the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the ADSs;

●	the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and

●	the amount allocated to each of your other taxable years (i.e., prior years during which we were a PFIC) will be subject to the highest tax rate in effect for those years; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital gains, even if you hold the ADSs as capital assets.

“Mark-to-market” Election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) ADSs and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of such taxable year over your adjusted basis in such ADSs. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ADS included in your income for prior taxable years. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts.

In you sell or otherwise dispose of any ADSs that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. We are listed on the Nasdaq Capital Market but we are uncertain as to whether our ADSs will be regularly traded. If our ADSs do not trade regularly on the Nasdaq Capital Market, the mark-to-market election would not be available to you if we are or become a PFIC.

“Purging Election.” If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ADSs, then such ADSs will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ADSs at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. But as long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our ADSs) following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the ADSs on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your ADSs for tax purposes.

“Qualified electing fund election”. In some cases a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC in order to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC generally includes in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year (whether or not distributed). However, the qualified electing fund election is available only if the PFIC provides the U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations (a so-called “Annual Information Statement”). At this time we do not intend to provide the information needed to make a qualified electing fund election. U.S. Holders who reasonably believe that the Company was not a PFIC during any year may also be able to make so-called “protective elections” in order to preserve their ability to make a retroactive qualified electing fund election at a later date. U.S. Holders should consult their own tax advisors about this election and all PFIC elections.

PFIC Reporting Requirements. If you hold ADSs in any taxable year in which we are a PFIC, you will in all likelihood be required to file U.S. Internal Revenue Service Form 8621 for each such year and provide certain annual information regarding such ADSs, including information on distributions received on the ADSs and any gain realized on the disposition of the ADSs. You should consult your tax advisor about Form 8621 filing requirements.

The PFIC rules are complex and uncertain. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our ADSs, the elections discussed above, and the PFIC reporting requirements.

Information Reporting and Backup Withholding

Dividend payments with respect to our ADSs and proceeds from the sale, exchange or redemption of our ADSs may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our ADSs, subject to certain exceptions (including an exception for ADSs held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ADSs. You should consult with your own tax advisor about Form 8938 filing requirements.

CERTAIN AUSTRALIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material Australian income tax considerations to foreign residents, as defined below, of the acquisition, ownership and disposition of ordinary shares and ADSs. This discussion is based on the laws in force as of the date of this prospectus, and is subject to changes in the relevant income tax law, including changes that could have retroactive effect. The following summary does not take into account or discuss the tax laws of any country or other taxing jurisdiction other than Australia. Holders are advised to consult their tax advisors concerning the overall tax consequences of the acquisition, ownership and disposition of ordinary shares or ADSs in their particular circumstances. This discussion is not intended, and should not be construed, as legal or professional tax advice.

This summary is not a comprehensive description of all Australian income tax considerations that may be relevant to a decision to acquire or dispose of ordinary shares or ADSs. Furthermore, this summary does not address Australian income tax considerations relevant to holders subject to taxing jurisdictions other than, or in addition to, Australia, and does not address all possible categories of holders, some of which may be subject to special tax rules.

In this section we discuss the material Australian tax considerations that apply to non-Australian tax residents who do not carry on business in Australia (“foreign residents”), with respect to the acquisition, ownership and disposal of the absolute beneficial ownership of ADSs. This discussion is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian income tax law which may be important to particular investors in light of their individual investment circumstances, such as ADSs or shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax exempt organizations). In addition, this summary does not discuss any foreign or state tax considerations, other than Australian stamp duty. Prospective investors are urged to consult their tax advisors regarding the Australian and foreign income and other tax considerations of the purchase, ownership and disposition of the ADSs or shares.

Nature of ADSs for Australian Taxation Purposes

Foreign resident holders of ADSs should obtain specialist Australian tax advice regarding their rights and obligations under the deposit agreement with the depositary, including whether the deposit arrangement constitutes a ‘bare trust’ for Australian taxation purposes. Outside certain limited aspects of the Australian tax legislation (for example, for Australian capital gains tax and dividend withholding tax purposes, which are discussed below), there is no express legislative basis for disregarding ‘bare trusts’ for Australian tax purposes generally. There is stated to be some industry practice to disregard ‘bare trusts’ for Australian tax purposes generally. Industry consultation has been conducted in relation to a proposal to enact such legislation for Australian income tax purposes. No legislation has yet been enacted.

Holders of ADSs can be treated as the owners of the underlying ordinary shares for Australian capital gains tax purposes under the presently enacted ‘absolute entitlement’ capital gains tax rules. Dividends paid on the underlying ordinary shares can be treated for Australian dividend withholding tax purposes as if they were derived directly by the owners of ADSs under the presently enacted ‘present entitlement’ dividend withholding tax rules. In the following analysis we discuss the application of those Australian dividend withholding tax and capital gains tax rules to foreign resident holders of ADSs.

Taxation of Dividends

Australia operates a dividend imputation system under which eligible dividends may be declared to be ‘franked’ to the extent of tax paid on company profits. Fully franked dividends are not subject to dividend withholding tax. Dividends that are not franked or are partly franked and are paid to a foreign resident may be subject to dividend withholding tax, but only to the extent the dividends are not franked.

Unfranked dividends paid to a foreign resident who is treated as deriving the dividend directly under the ‘present entitlement’ dividend withholding tax rules are subject to withholding tax at 30%, unless the foreign resident is a resident of a country with which Australia has a double taxation agreement. In accordance with the provisions of the Double Taxation Convention between Australia and the U.S., the maximum rate of Australian dividend withholding tax on unfranked dividends to which a resident of the U.S. is beneficially entitled is reduced to 15%, 5% or nil, depending on the circumstances of the U.S. resident These reduced rates only apply to U.S. residents who are ‘qualified persons’ under the Convention. The Double Taxation Convention between Australia and the U.S. does not apply to limit the dividend withholding tax rate on dividends where the ADSs are effectively connected to a permanent establishment of the U.S. resident in Australia or a fixed base of the U.S. resident in Australia from which the U.S. resident provides independent personal services. If no dividend withholding tax is paid by reason of a nil rate applying under the Convention, Australian ABN/TFN withholding tax may instead be applicable and specialist tax advice should be sought.

Tax on Sales or other Dispositions of Shares - Capital Gains Tax

Capital gains derived by foreign residents in respect of the disposal of capital assets that are not taxable Australian property may be disregarded. Foreign residents who are treated as the direct owner of the underlying shares under the ‘absolute entitlement’ capital gains tax rules will not be subject to Australian capital gains tax on the capital gain made on a disposal of our shares, unless they, together with associates, hold 10% or more of our issued capital, tested either at the time of disposal or over any continuous 12 month period in the 24 months prior to disposal, and the value of our shares at the time of disposal are wholly or principally attributable to Australian real property assets.

Australian capital gains tax applies to net capital gains at a taxpayer’s marginal tax rate. Foreign residents are not entitled to any discount on capital gains where they acquired the relevant capital asset after May 8, 2012 and were foreign residents during their entire holding period.

Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

Tax on Sales or other Dispositions of ADS - Revenue Account

Some foreign residents may hold their ADS on revenue rather than on capital account. These foreign residents may have the gains made on the sale or other disposal of the ADS included in their Australian assessable income under the ordinary income provisions of the income tax law, if the gains are sourced in Australia. The ordinary income provisions of the Australian income tax law do not presently contain express provisions to disregard ‘bare trusts’ so as to treat ADS holders as holding our shares directly.

Foreign residents assessable under these ordinary income provisions in respect of gains made on ADS held on revenue account may be assessed for such gains at the Australian tax rates for foreign residents, which start at a marginal rate of 30% for foreign resident individuals. Some relief from the Australian income tax may be available to such foreign residents under the Double Taxation Convention between the U.S. and Australia.

A situation may arise where a foreign resident holds their ADS on revenue account but the depositary holds our shares on capital account. The tax implications of such a situation are complex and foreign residents should seek specialist Australian tax advice for their circumstances.

To the extent an amount would be included in a foreign resident’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount may be reduced, so that the foreign resident may not be subject to double tax on the gain.

Dual Residency

If an ADS holder were a resident of both Australia and the U.S. under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident. If, however, the holder is determined to be a U.S. resident for the purposes of the Double Taxation Convention between the U.S. and Australia, the Australian tax applicable may be limited by the Double Taxation Convention. Holders should obtain specialist taxation advice in these circumstances.

Stamp Duty

A transfer of shares of a company listed on the ASX is not subject to Australian stamp duty except in some limited circumstances. The Australian stamp duty treatment of ‘bare trusts’ in respect of such shares for foreign residents is complex and specialist advice should be sought.

Australian Death Duty

Australia does not have estate or death duties. No capital gains tax liability is realized upon the inheritance of a deceased person’s shares (assuming the shares are treated as being held directly by the ADS holder under the ‘absolute entitlement’ capital gains tax rules). The disposal of inherited shares by beneficiaries (again, assuming the shares are treated as being held directly by the beneficiaries under the ‘absolute entitlement’ capital gains tax rules), may, however, give rise to a capital gains tax liability.

Goods and Services Tax

The issue or transfer of shares will not incur Australian goods and services tax. The Australian goods and services tax treatment of ‘bare trusts’ in respect of such shares for foreign residents is complex and specialist advice should be sought.

LEGAL MATTERS

Francis Abourizk Lightowlers, Melbourne, Victoria, Australia, will pass upon certain legal matters regarding the securities offered hereby under Australian law and Sichenzia Ross Ference Carmel LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Haynes and Boone, LLP, New York, New York, is acting as counsel for the Sales Agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements incorporated in this prospectus and elsewhere in the registration statement by reference to the Annual Report on Form 20-F for the year ended June 30, 2023 have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the following documents, including any amendments to such filings:

●	our annual report on Form 20-F for the fiscal year ended June 30, 2023;

●	our Report on Form 6-K/A furnished to the SEC on May 28, 2024 ; and

●	the description of ADSs representing our ordinary shares and warrants to purchase ADSs contained in our Registration Statement on Form 8-A12B filed with the SEC on May 25, 2017, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K or Form 6-K/A that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Immuron Limited

Level 3, 62 Lygon Street

Carlton South, Victoria, 3053, Australia 3053
Tel: +61 (0) 398 245 254

You may also access these documents on our website, www.immuron.com.au. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act applicable to foreign private issuers. Our annual report on Form 20-F for the year ending June 30, 2023 has been filed with the SEC. The Company has also filed reports with the SEC on Form 6-K and Form 6-K/A. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEMENT OF CIVIL LIABILITIES

Certain of our directors and executive officers may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons, or to enforce against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any State in the United States. We have been advised by Francis Abourizk Lightowlers that there may be significant practical and legal difficulties in enforcing in Australia judgments that are obtained in U.S. courts, against our Company and our executive officers and directors who are nonresidents of the United States.

Up to $2,069,083

American Depositary Shares Representing Ordinary Shares

PROSPECTUS

H.C. Wainwright & Co.

    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification Of Directors And Officers

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Australian Corporations Act 2001;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith;

●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

➢	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

➢	in defending or resisting criminal proceedings in which the officer or director is found guilty;

➢	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

➢	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of every person who is or has been an officer (as defined in the Corporations Act) of the Company against all losses, liabilities, damages, costs, charges and expenses of any kind incurred by that person as an officer. This includes any liability incurred by that person in their capacity as an officer or director of a related body corporate of the Company.

Indemnification Agreements. Pursuant to Deeds of Access, Insurance and Indemnity, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

Reference is made to Item 10 of the Registrant's undertakings with respect to liabilities arising under the Securities Act.

Item 9. Exhibits

See the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
1.2*	At the Market Offering Agreement, dated as of July 2, 2024, by and between the Company and H.C. Wainwright & Co., LLC
3.1	Amended Constitution of Immuron Limited, filed as Exhibit 99.1 to Form 6-K filed on November 22, 2023, and incorporated herein by reference
4.1	Form of Amended and Revised Deposit Agreement between Immuron Limited and The Bank of New York Mellon, as depositary, and Owners and Holders of the American Depositary Shares, filed as Exhibit 4.1 to Form F-1/A filed on May 8, 2017 and incorporated herein by reference
4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)
4.3**	Form of ADS Warrant Agent Agreement.
4.4**	Form of Certificate of Designation of Preference Shares.
4.5**	Form of Global Warrant to Purchase ADSs (included in Exhibit 4.3)
4.6**	Form of Unit Agreement (including form of Unit Certificate).
5.1*	Opinion of Francis Abourizk Lightowlers, Australian counsel to Immuron Limited
5.2*	Opinion of Sichenzia Ross Ference Carmel LLP
23.1*	Consent of Grant Thornton Audit Pty Ltd.
23.2*	Consent of Francis Abourizk Lightowlers, Australian counsel to Immuron Limited (included in Exhibit 5.1)
23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on signature page to this registration statement)
107*	Filing Fee Table

*	Filed herewith.
**	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in United States of America, on July 2, 2024.

IMMURON LIMITED

By:	/s/ Steven Lydeamore
Steven Lydeamore, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below does hereby constitute and appoint Steven Lydeamore and Phillip Hains and each of them singly (with full power to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments and supplements (and any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory entity, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone) full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Brennan	Non-Executive Chairman	July 2, 2024
Name: Paul Brennan

/s/ Jeannette Joughin	Non-Executive Director	July 2, 2024
Name: Jeannette Joughin

/s/ Daniel Pollock	Non-Executive Director	July 2, 2024
Name: Daniel Pollock

/s/ Ravi Savarirayan	Non-Executive Director	July 2, 2024
Name: Ravi Savarirayan

/s/ Steven Lydeamore	Chief Executive Officer	July 2, 2024
Name: Steven Lydeamore	(principal executive officer)

/s/ Phillip Hains	Chief Financial Officer and Company Secretary	July 2, 2024
Name: Phillip Hains	(principal financial officer and principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Immuron Limited, has signed this registration statement or amendment thereto in Newark, Delaware on July 2, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Managing Director
Puglisi & Associates